Prudential Sector Funds, Inc.
For the Semi-annual period ended 5/31/2000
File number 811-3175

                          SUB-ITEM 77J

               Prudential Utility Fund (Series #1)
              Reclassification of Capital Accounts

     The   Company  accounts  for  and   reports
distributions to shareholders in accordance with
the   American  Institute  of  Certified  Public
Accountants'   Statement   of   Position   93-2:
Determination,   Disclosure,    and    Financial
Statement Presentation of Income, Capital  Gain,
and   Return   of   Capital   Distributions   by
Investment Companies. The effect for the Fund of
applying   this   statement  was   to   decrease
undistributed net investment income and increase accumulated net realized gain on investments by $494,283 for realized foreign currency losses during the six months ended May 31, 2000. Net investment income, net realized gains and net assets were not affected by this change.


           Prudential Health Sciences Fund (Series #3)
              Reclassification of Capital Accounts

       The   Company  account  for  and  reports
distributions to shareholders in accordance with
the   American  Institute  of  Certified  Public
Accountants'   Statement   of   Position   93-2:
Determination,   Disclosure,    and    Financial
Statement Presentation of Income, Capital  Gain,
and   Return   of   Capital   Distributions   by
Investment Companies.  The effect on the Fund of
applying   this   statement  was   to   increase
undistributed net investment loss by $5,342  and
increase  accumulated  net  realized   gain   on
investments and foreign currency transactions by $5,342 due to realized foreign currency losses.
Net investment income, net realized gains and net assets were not affected by this change.



         Prudential Financial Services Fund (Series #4)
              Reclassification of Capital Accounts

       The   Company  account  for  and  reports
distributions to shareholders in accordance with
the   American  Institute  of  Certified  Public
Accountants'   Statement   of   Position   93-2:
Determination,   Disclosure,    and    Financial
Statement Presentation of Income, Capital  Gain,
and   Return   of   Capital   Distributions   by
Investment Companies.  The effect for  the  Fund
of  applying  this  statement  was  to  increase
undistributed  net investment loss  by  $68,366,
decrease  accumulated  net  realized   loss   on
investments by $68,366 for realized foreign currency losses for the period ended May 31, 2000. Net investment income, net realized gains and net assets were not affected by this change.